As filed with the Securities and Exchange Commission on January 11, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMICUS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	71-0869350
(State of incorporation)	(IRS Employer Identification Number)
6 Cedar Brook Drive, Cranbury, NJ 08512
(609) 662-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Geoffrey P. Gilmore
Senior Vice President and
General Counsel
Amicus Therapeutics, Inc.
6 Cedar Brook Drive
Cranbury, New Jersey 08512
(609) 662-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE (1)

	Amount To	Proposed
	Be	Maximum	Proposed Maximum	Amount Of
Title Of Each Class Of Securities To Be	Registered	Offering Price	Aggregate Offering	Registration Fee
Registered	(1)	Per Share (2)	Price (2)	(2)
Common Stock, par value $0.01 per share	6,866,244	$4.33	$29,730,837	$3,452

(1)	Consists of 6,866,244 shares of common stock and an indeterminate number of shares of common stock as may be issuable from time to time as a result of a stock split, stock dividend, capitalization or similar event.

(2)	Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of the registration fee, based on the average of the high and low prices of the Registrant’s common stock reported on January 6 , 2011 as reported on The NASDAQ Stock Market, LLC.
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 11, 2011
PROSPECTUS
AMICUS THERAPEUTICS, INC.
6,866,244 Shares of Common Stock
     We are registering our common stock, par value $0.01 per share, for resale by the selling stockholder identified in this prospectus. We are not selling any shares of our common stock under this prospectus and we will not receive any of the proceeds from the sale of shares by the selling stockholder. Specifically, this prospectus relates to the resale of 6,866,244 shares of our common stock. The selling stockholder acquired these shares of common stock from us in a private placement that closed on November 12, 2010.
     For a description of the plan of distribution of the resale shares, see page 5 of this prospectus.
     Our common stock is traded on the Global Market of The NASDAQ Stock Market, LLC under the symbol “FOLD.” On January 6, 2011, the closing price of our common stock was $4.38 per share.

     Investing in our securities involves certain risks. Before investing, you should refer to the risk factors on page 3 of this prospectus.
     These securities have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 11, 2011

Prospectus
     The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or in any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.
     We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and such accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.
     References in this prospectus to the terms “the Company,” “Amicus,” “we,” “our” and “us” or other similar terms mean Amicus Therapeutics, Inc., unless we state otherwise or the context indicates otherwise.

THE COMPANY
     We are a biopharmaceutical company focused on the discovery, development and commercialization of orally-administered, small molecule drugs known as pharmacological chaperones. Pharmacological chaperones are a novel, first-in-class approach to treating a broad range of diseases including lysosomal storage disorders and neurodegenerative diseases. Our goal is to become a leading biopharmaceutical company in these areas. Our current strategic priorities include the following:
•	the Phase 3 development of our lead product candidate, Amigal (migalastat HCL) for Fabry disease;

•	the preclinical and clinical development of pharmacological chaperone/enzyme replacement therapy combination therapy; and

•	the preclinical evaluation of the use of pharmacological chaperones for neurodegenerative diseases.
     Our novel approach to the treatment of human genetic diseases consists of using pharmacological chaperones that selectively bind to the target protein increasing the stability of the protein and helping it fold into the correct three-dimensional shape. This allows proper trafficking of the protein within the cell, thereby increasing protein activity, improving cellular function and potentially reducing cell stress. We have also demonstrated in preclinical studies that pharmacological chaperones can further stabilize normal, or “wild-type,” proteins. This stabilization could lead to a higher percentage of the target proteins folding correctly and more stably, which can increase cellular levels of that target protein and improve cellular function, making chaperones potentially applicable to a wide range of diseases.
     Our lead product candidate, Amigal (migalastat HCL), is in Phase 3 development as a monotherapy for the treatment of Fabry disease. On October 28, 2010, we entered into a License and Collaboration Agreement (the License and Collaboration Agreement) with Glaxo Group Limited, an affiliate of GlaxoSmithKline PLC (GSK), to develop and commercialize Amigal. Under the terms of the License and Collaboration Agreement, GSK received an exclusive worldwide license to develop, manufacture and commercialize Amigal. In consideration of the license grant, the Company received an upfront, license payment of $30 million from GSK and we are eligible to receive further payments of approximately $170 million upon the successful achievement of development and commercialization milestones, as well as tiered double-digit royalties on global sales of Amigal. GSK and we will jointly fund development costs in accordance with an agreed upon development plan, which provides that we will fund 50% of the development costs for 2011 and 25% of the development costs in 2012 and beyond. Our development costs are subject to annual and aggregate caps. Additionally, GSK purchased approximately 6.9 million shares of our common stock at a price of $4.56 per share pursuant to a Stock Purchase Agreement (SPA). The total value of this equity investment was approximately $31 million and represents a 19.9% ownership position in the Company. The shares purchased pursuant to the SPA are being registered for resale on this registration statement.
     In addition to our lead product candidate, we are conducting preclinical studies of our chaperone molecules in combination with enzyme replacement therapy for the treatment of Fabry, Gaucher, and Pompe diseases, as well as in neurodegenerative diseases, including Parkinson’s and Alzheimer’s disease.
     Our principal executive offices are located at 6 Cedar Brook Drive, Cranbury, NJ 08512, and our phone number is (609) 662-2000.

RISK FACTORS
          Investing in our securities involves a high degree of risk and uncertainty. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission (SEC) on March 10, 2010.
          Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also affect our business operations. If any of such risks and uncertainties actually occurs, our business, financial condition and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.
FORWARD-LOOKING STATEMENTS
          This prospectus and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management or other financial items are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about:
•	the progress and results of our clinical trials of our drug candidates, including Amigal;

•	the scope, progress, results and costs of preclinical development, laboratory testing and clinical trials for our product candidates;

•	the costs, timing and outcome of regulatory review of our product candidates;

•	the number and development requirements of other product candidates that we pursue;

•	the costs of commercialization activities, including product marketing, sales and distribution;

•	the emergence of competing technologies and other adverse market developments;

•	the costs of preparing, filing and prosecuting patent applications and maintaining, enforcing and defending intellectual property related claims;

•	the extent to which we acquire or invest in businesses, products and technologies;

•	our ability to execute our operational and business plans including our ability to achieve development and commercialization milestone payments and sales royalties under our collaboration with GSK; and

•	our ability to establish collaborations and obtain milestone, royalty or other payments from any such collaborators.
     We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in Part I Item 1A — “Risk Factors” of the Annual Report on Form 10-K for the year ended December 31, 2009 that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make.
     You should read this prospectus and the documents that we incorporate by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements.

USE OF PROCEEDS
     We will not receive any proceeds from the sale or other disposition by the selling stockholder of the shares of our common stock covered hereby, or interests therein. The selling stockholder will pay any expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration fees, listing fees of The NASDAQ Stock Market LLC (NASDAQ) and fees and expenses of our counsel and our accountants.
SELLING STOCKHOLDER
     The shares covered hereby consist of 6,866,244 shares of our common stock that we issued to the selling stockholder in a private placement related to the License and Collaboration Agreement discussed above that closed on November 12, 2010. In connection with the registration rights we granted to the selling stockholder, we filed with the SEC a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale or other disposition of the shares of common stock offered by this prospectus from time to time on NASDAQ, in privately negotiated transactions or otherwise. We have also agreed to prepare and file amendments and supplements to the registration statement to the extent necessary to keep the registration statement effective for the period of time required under our agreement with the selling stockholder.
     Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to our common stock. Except as noted above, the selling stockholder has not held any position or office with us or our affiliates within the last three years or had any other material relationship with us or any of our affiliates within the past three years. To our knowledge, the selling stockholder has sole voting and investment power with respect to its shares of common stock.
     The selling stockholder may sell some, all or none of its shares of common stock offered by this prospectus from time to time. We do not know how long the selling stockholder will hold its shares of common stock before selling them. However, the SPA does contain an eighteen-month lock-up provision expiring in May 2012. Other than the SPA, we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares of common stock being offered hereunder.
     The following table sets forth, to our knowledge, information about the selling stockholder as of December 1, 2010.

	Number of Shares of	Number of Shares of
	Common Stock Beneficially	Common Stock Registered	Shares Beneficially Owned
Name of Selling Stockholder	Owned Prior to the Offering	for Sale Hereby	After Offering
Glaxo Group Limited Great West Road Brentford, Middlesex United Kingdom TW8 9GS	6,866,244	6,866,244	0%

PLAN OF DISTRIBUTION
     The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of our common stock on NASDAQ or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.
     The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (Securities Act), if available, rather than under this prospectus.
     Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASD Regulation (NASDR) Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.
     In connection with the sale of the common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of the common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. To the best of our knowledge, the selling stockholder does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute shares of our common stock covered hereby. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).
     We are required to pay certain fees and expenses incurred by us incident to this registration statement and the registration of the shares generally. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
     In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholder.
     We agreed to use our commercially reasonable efforts to keep this prospectus effective until the date on which all shares of our common stock acquired by GSK under the SPA may be sold during any ninety (90) day period under Rule 144 under the Securities Act. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
     Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (Exchange Act), any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy information filed by us with the SEC at the SEC’s public reference section, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference section can be obtained by calling 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, statements and other information about issuers, such as us, who file electronically with the SEC. We maintain an Internet site at http://www.amicustherapeutics.com. However, the information on our Internet site is not incorporated by reference in this prospectus and any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.
     The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below:
•	Our Annual Report on Form 10-K for the year ended December 31, 2009;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010;

•	Our Current Reports on Form 8-K filed with the SEC on January 11, 2010, February 8, 2010, February 12, 2010, February 26, 2010, March 4, 2010, June 18, 2010, August 20, 2010, October 13, 2010, November 2, 2010 and December 21, 2010;

•	The description of our common stock contained in our registration statement on Form 8-A (File No. 001-33497) filed May 23, 2007, under the Exchange Act, including any amendment or report filed for the purpose of updating such description;

•	All documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement; and

•	All documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the final offering of securities under this prospectus.
     You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at the following address: Office of the Corporate Secretary, Amicus Therapeutics, Inc., 6 Cedar Brook Drive, Cranbury, NJ 08512, telephone (609)-662-2000.
LEGAL MATTERS
     The validity of the issuance of the securities offered hereby will be passed upon for us by Pepper Hamilton LLP, Philadelphia, Pennsylvania.

EXPERTS
     Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in this registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commissions, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by Amicus Therapeutics, Inc.

SEC Registration Fee	$3,452
Legal Fees and Expenses	$10,000
Accounting Fees and Expenses	$7,500
Printing Expenses	$1,000
Miscellaneous Fees and Expenses	$0

Total:	$21,952

Item 15. Indemnification of Directors and Officers.
     Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s restated certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.
     Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
     The Registrant’s restated certificate of incorporation provides that the Registrant will, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law and the Registrant’s by-laws (each as amended from time to time), indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the request of the Registrant, as a director, officer, partner, or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by, or on behalf of, the Indemnitee in connection with such action, suit or proceeding and any appeal therefrom. Such indemnification may include payment by the Registrant of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the Indemnitee (such undertaking acceptable by the Registrant without reference to the financial ability of the Indemnitee) to repay such payment if it is ultimately determined that the Indemnitee is not entitled to indemnification under the Registrant’s restated certificate of incorporation; however, the Registrant will not indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person, unless such initiation was approved by the Registrant’s board of directors. Also, the indemnification rights provided in the Registrant’s restated certificate of incorporation (i) are not exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) will inure to the benefit of the heirs, executors and administrators of such persons. The Registrant may, to the extent authorized from time to time by its board of directors, grant indemnification rights to other employees of the Registrant or other persons serving the Registrant and such rights may be equivalent to, or greater or less than, those set forth in the Registrant’s restated certificate of incorporation.

     The Registrant has entered into indemnification agreements with each of its directors. These agreements, among other things, require the Registrant to indemnify each director to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director in any action or proceeding, including any action or proceeding by or in right of the Registrant, arising out of the person’s services as a director.
     The Registrant maintains a general liability insurance policy that covers certain liabilities of the Registrant’s directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
     In any underwriting agreement that the Registrant enters into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, the Registrant, its directors, its officers and persons who control the Registrant within the meaning of the Securities Act, against certain liabilities.

Item 16. Exhibits

Exhibit		Description

3.1	(1)	Restated Certificate of Incorporation

3.2	(2)	Amended and Restated By-laws

4.1	*	See Exhibits 3.1 and 3.2 for instruments defining rights of holders of common stock.

4.2	(3)	Third Amended and Restated Investor Rights Agreement, dated as of September 13, 2006, as amended

4.4	(4)	Form of Warrant

5.1	*	Opinion of Pepper Hamilton LLP (filed herewith)

23.1	*	Consent of Ernst & Young LLP

23.2	*	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

24.1	*	Power of attorney—included on the signature page

*	Filed herewith.

(1)	Incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-1 filed with the SEC on May 17, 2006

(2)	Incorporated by reference to Exhibit 3.4 to our Registration Statement on Form S-1 filed with the SEC on May 17, 2006

(3)	Incorporated by reference to Exhibit 4.3 to our Registration Statement on Form S-1 filed with the SEC on March 30, 2007

(4)	Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on February 26, 2010

Item 17. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however , that paragraphs (i), (ii) and (iii) do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
     (4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
     (5) that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (d) If and when applicable, the undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.
     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant, Amicus Therapeutics, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the in the Township of Cranbury, New Jersey, on the 11th day of January, 2011.

AMICUS THERAPEUTICS, INC.
By:	/s/ John F. Crowley
John F. Crowley
Chairman and Chief Executive Officer

We, the undersigned officers and directors of Amicus Therapeutics, Inc., hereby severally constitute and appoint Matthew R. Patterson and Geoffrey P. Gilmore, and all or any one of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John F. Crowley John F. Crowley	Chairman, President and Chief Executive Officer (Principal Executive Officer)	January 11, 2011

/s/ Mohan Ganesan Mohan Ganesan	Senior Director, Finance (Principal Financial Officer)	January 11, 2011

/s/ Daphne Quimi Daphne Quimi	Corporate Controller (Principal Accounting Officer)	January 11, 2011

/s/ Sol J. Barer, Ph.D. Sol J. Barer, Ph.D.	Director	January 11, 2011

/s/ Alexander E. Barkas, Ph.D. Alexander E. Barkas, Ph.D.	Director	January 11, 2011

/s/ James Barrett, Ph.D. James Barrett, Ph.D.	Director	January 11, 2011

/s/ Donald J. Hayden, Jr. Donald J. Hayden, Jr.	Director	January 11, 2011

/s/ Margaret G. McGlynn, R.Ph. Margaret G. McGlynn, R.Ph.	Director	January 11, 2011

Signature	Title	Date

/s/ Michael G. Raab Michael G. Raab	Director	January 11, 2011

/s/ Glenn P. Sblendorio Glenn P. Sblendorio	Director	January 11, 2011

/s/ James N. Topper, M.D., Ph.D. James N. Topper, M.D., Ph.D.	Director	January 11, 2011

EXHIBIT INDEX

Exhibit	Description

5.1	Opinion of Pepper Hamilton LLP (filed herewith)

23.1	Consent of Ernst & Young LLP

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

24.1	Power of attorney—included on the signature page